ARTICLES OF MERGER

                                       OF

                GOLDFISH RESOURCES, INC., A CANADIAN CORPORATION

                                      INTO

                 GOLDFISH INDUSTRIES, INC., A NEVADA CORPORATION


     FIRST: The name of the surviving entity is GOLDFISH INDUSTRIES, INC., and the place of its initial organization as GOLDFISH RESOURCES, INC., is in the jurisdiction of British Columbia, Canada, on August 16, 1996, under the provisions of the British Columbia Corporation Act., R.S.B.C., 1996, Chapter 62, which permits this merger. The name, place and organization of the entity being merged into and the surviving entity is GOLDFISH INDUSTRIES, INC., organized in the jurisdiction of the State of Nevada on July 20, 1999.

     SECOND: A Plan of Reorganization and Change of Domicile was adopted by each entity that is a party to this merger and set forth in the Plan of Reorganization and Change of Domicile, effective July 30, 1999. A copy of the Plan of Reorganization and Change of Domicile is attached hereto and part of these Articles of Merger.

     THIRD: The name of the surviving corporation is GOLDFISH INDUSTRIES, INC., which has been merged with GOLDFISH RESOURCES, INC. The Nevada corporation shall survive the reorganization as indicated in the Plan of Reorganization and Change of Domicile and these Articles of Merger. After reorganization, the operational history of the corporation, GOLDFISH RESOURCES, INC., before the reorganization, with the duties and relationships to its shareholders, shall be unchanged by the reorganization. All of its property and its shareholders shall be unchanged. The Canadian corporation, GOLDFISH RESOURCES, INC., shall cease to exist as a separate entity and shall survive as, and only as, the Nevada corporation, GOLDFISH INDUSTRIES, INC.

     FOURTH: The Articles of Incorporation of GOLDFISH RESOURCES, INC. shall be the same as filed in the state of Nevada as reflected by the submitted Articles of Incorporation filed by GOLDFISH INDUSTRIES, INC., the Nevada corporation.

     FIFTH: The executed Plan of Reorganization and Change of Domicile was voted upon by the Board of Directors of each component corporation with the majority consent of each component's shareholders, i.e. fifty percent or more approval of each component corporation is attached hereto and part of these Articles of Merger.

     SIXTH: The executed Plan of Reorganization and Change of Domicile is on file at the principal place of business of GOLDFISH INDUSTRIES, INC., the merged Nevada corporation at 713 Kirkland Avenue, Kirkland, WA 98033 and at the office of the Nevada Registered Agent.

     SEVENTH: All entities involved in this merger have complied with the laws of their respective jurisdictions. The governing law shall be the laws of the state of Nevada.

     EIGHTH:    The  effective  date  of  this  merger  shall  be July 30, 1999.

     NINTH:    The Board of Directors of the survived merged entity shall be the founding Board of Directors as presented to the state of Nevada with the Articles of Incorporation.


GOLDFISH  INDUSTRIES,  INC.
 a  Nevada  corporation

/s/  Nik  Markovina
________________________________
Mr.  Nik  Markovina,  President-Director

/s/  Joyce  Claydon
________________________________
Ms.  Joyce  Claydon,  Secretary-Director



________________________________
GOLDFISH  RESOURCES,  INC.
a  Canadian  corporation

/s/ Nik  Markovina
________________________________
Mr.  Nik  Markovina,  Secretary-Director

                             PLAN OF REORGANIZATION
                                       AND
                               CHANGE OF DOMICILE

                                    BY WHICH

                            GOLDFISH RESOURCES, INC.
                    (A BRITISH COLUMBIA, CANADA CORPORATION)

                                 WILL MERGE INTO

                            GOLDFISH INDUSTRIES, INC.
                             (A NEVADA CORPORATION)


     THIS PLAN OF REORGANIZATION is made effective and dated this 30th day of July, 1999, by and between the above referenced corporations, sometimes referred to herein as the "Canadian corporation" and the "Nevada corporation" respectively.

                                 I. THE PARTIES

     1. GOLDFISH RESOURCES, INC. (the Canadian corporation) is a British Columbia corporation.

     2. GOLDFISH INDUSTRIES, INC., (the Nevada corporation) is a Nevada corporation, having been created on behalf of GOLDFISH RESOURCES, INC. for the purpose of this change of domicile.

                                  II. RECITALS

A.  THE  CAPITAL  OF  THE  PARTIES:

     1. The Capital of the Canadian corporation consists of 99 shares of voting stock authorized at no par value, of which 80 shares of voting stock are issued.

     2. The Capital of the Nevada corporation consists of 50,000,000 shares of common voting stock, with a par value of $0.001; and 10,000,000 shares of preferred stock, with a par value of $0.001.

B. THE BACKGROUND FOR THE REORGANIZATION: The Canadian corporation desires to locate its corporate domicile to the state of Nevada.

C. THE DECISION TO REORGANIZE TO CHANGE DOMICILE: The parties have resolved, accordingly, to relocate the Canadian corporation, by means of the following reorganization, by which the Canadian corporation will move to Nevada.

                           III. PLAN OF REORGANIZATION


A. CHANGE OF DOMICILE: The Canadian corporation and the Nevada corporation are hereby reorganized for the sole and singular purpose of changing the respective place of incorporation of GOLDFISH RESOURCES, INC. from British Columbia, Canada, to the state of Nevada, United States of America, such that immediately following reorganization:

1. MERGER: GOLDFISH RESOURCES, INC. of British Columbia, Canada shall merge with and become GOLDFISH INDUSTRIES, INC. of Nevada.

2. THE CANADIAN CORPORATION: The former GOLDFISH RESOURCES, INC., of British Columbia, Canada, will become and thereafter be GOLDFISH INDUSTRIES, INC. of Nevada. The Canadian corporation will retain its corporate charter and status, will adopt the share capitalization of the Nevada corporation and will continue its corporate existence uninterrupted, in and through, and only in and through the Nevada corporation.

B. EFFECTIVE DATE: The Plan of Reorganization shall become effective immediately upon approval and adoption by the corporate parties hereto, in the manner provided by law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the "effective date" hereof. The effective date of this Plan of Reorganization and Change of Domicile is July 30, 1999.

C. SURVIVING CORPORATIONS: The Nevada corporation shall survive the reorganization as indicated above, after reorganization, with the operational history of the corporation before the reorganization and with the duties and relationships to its shareholders unchanged by the reorganization and with all of its property and with its shareholder list unchanged. The Canadian corporation, GOLDFISH RESOURCES, INC., shall cease to exist as a separate entity and shall survive as, and only as, the Nevada corporation, GOLDFISH INDUSTRIES, INC.

D. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The directors of each corporation shall and will execute and deliver any and all necessary documents, acknowledgements and assurances. They shall do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and in good faith and with each other and each of the shareholders of the Canadian corporation, GOLDFISH RESOURCES, INC.

E. CONVERSION OF OUTSTANDING SHARES: Forthwith upon the effective date hereof, each and every one share of stock in the Canadian corporation shall be converted to one share of the Nevada corporation. Any such holders of shares may surrender them to the Nevada corporation for common stock of the former Canadian corporation for the shares of the now Nevada corporation.

F. NAME OF THE MERGED CORPORATION: The now Nevada corporation shall be known as GOLDFISH INDUSTRIES, INC.

THIS REORGANIZATION AGREEMENT is executed on behalf of each corporation by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.



GOLDFISH  RESOURCES,  INC.
(a  British  Columbia,  Canada  corporation)


/s/ Nik  Markovina
_________________________________
Mr.  Nik  Markovina,  President-Director



GOLDFISH  INDUSTRIES,  INC.
(a  Nevada  corporation)


/s/  Nik  Markovina
_________________________________
Mr.  Nik  Markovina,  President-Director

/s/ Joyce  Claydon
_________________________________
Mrs.  Joyce  Claydon,  Secretary-Director

                          ACTION BY WRITTEN CONSENT OF
                               THE STOCKHOLDERS OF

                            GOLDFISH INDUSTRIES, INC.
                             (A NEVADA CORPORATION)

                           IN LIEU OF SPECIAL MEETING
                           --------------------------


     The undersigned, representing all of the stockholders of GOLDFISH INDUSTRIES, INC., (the "Corporation"), a corporation organized and existing in the state of Nevada, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the Corporation in accordance under the laws of the state of Nevada. As of the date of the merger, there are 5,880,000 shares of common stock issued and outstanding, of that amount 5,870,000 or 99.8% voted in favor of this merger.

          RESOLVED, that the Agreement and Plan of Reorganization and Change of Domicile dated July 30, 1999 (the "Agreement") between the Corporation and
GOLDFISH RESOURCES, INC. (a British Columbia, Canada corporation) is hereby ratified, confirmed and approved.

          RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take such further action, including but not limited to, the execution of such other documents and certificates as may be necessary, to effectuate the purposes of the Agreement.

          IN WITNESS WHEREOF, the undersigned have set their hands as of the 30th day of July, 1999.


/s/ Nik  Markovina
________________________________
Mr.  Nik  Markovina,  President-Director

/s/ Joyce  Claydon
________________________________
Mrs.  Joyce  Claydon,  Secretary-Director












                                       (6)

                          ACTION BY MAJORITY CONSENT OF
                               THE STOCKHOLDERS OF

                            GOLDFISH RESOURCES, INC.
                    (A BRITISH COLUMBIA, CANADA CORPORATION)

                           IN LIEU OF SPECIAL MEETING
                           --------------------------


     The undersigned, representing the majority of the stockholders of GOLDFISH RESOURCES, INC., (the "Corporation"), organized and existing in the Province of British Columbia, Canada, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the Corporation in accordance with the Province of British Columbia Corporations Act, specifically the British Columbia Corporation Act, R.S.B.C. 1996, Chapter
62. As of the date of this merger, there are 80 shares of stock issued and outstanding, of that amount, 80 shares of stock or 100% voted in favor of the merger.

          RESOLVED, that the Agreement and Plan of Reorganization and Change of Domicile dated as of July 30, 1999 (the "Agreement") between the Corporation and GOLDFISH INDUSTRIES, INC., a Nevada corporation, is hereby ratified, confirmed and approved.

          RESOLVED FURTHER, that the sole officer of the Corporation is hereby is authorized and directed to take such further action, including but not limited to, the execution of such other documents and certificates as may be necessary, to effectuate the purposes of the Agreement.

          IN WITNESS WHEREOF, the undersigned has set his hand as of the 30th day of July, 1999.


/s/ Nik  Markovina
_______________________________
Mr.  Nik  Markovina,  President-Director





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